Exhibit EX-3.(i)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

of

CDT Systems, Inc.

FIRST.     The name of the corporation is Capacitive Deionization Technology Systems, Inc.

SECOND.     The name and address of the Resident Agent is: The Corporation Trust

Company of Nevada, One East First Street, Reno, Nevada 89501.

THREE.     The corporation is authorized to issue 80,000,000 shares of common stock with at par value of $.0001, and 20,000,000 shares of preferred stock with a par value of

$.0001.

     The board of directors is hereby authorized to prescribe by resolution the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each of the above class or series of stock.

FOURTH.     The governing board of this corporation shall be known as directors, and the number of directors may from time to time by increased or decreased in such manner as shall be provided by the bylaws of this corporation.

          The names and addresses of the first board of directors, which shall be Three (3) in number, are as follows:

     Clark P. Vaught          2610 West Verbena Avenue

                                         Tucson, Arizona 85705

     Jerry L Poore               2610 West Verbena Avenue

                                          Tucson, Arizona 85705

     Jerry Weiss                   2610 West Verbena Avenue

                                          Tucson, Arizona 85705

FIFTH.     The name and address of each of the incorporators signing the articles of incorporation are as follows:

Dinah Castellano                                1025 Vermont Avenue NW

                                                            Washington DC 20005

Judy Argao                                          1025 Vermont Avenue NW

                                                            Washington DC 20005

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named,

for the purpose of forming a corporation pursuant to the General Corporation Law of the

State of Nevada, do make and file these articles of incorporation, hereby, declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 8th day of August, 2001.

By: s/s Dallas Talley

       s/s Joe Brooks